                                                                      EX-99. B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in the Prospectuses and the Statement of Additional Information, constituting parts of this amended Registration Statement on Form N-1A, of our report dated December 29, 1995 relating to the financial statements and financial highlights appearing in the November 30, 1995 Annual Report to Shareholders of Vanguard/Wellington Fund, Inc. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectuses and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Philadelphia, PA

March 4, 1996